Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER & CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Electronics For Imaging, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2019

/s/ William Muir
William Muir
Chief Executive Officer
Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Electronics For Imaging, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2019

/s/ Marc Olin
Marc Olin
Chief Financial Officer